Exhibit 99.1

Global Payments Reports Third Quarter 2024 Results

October 30, 2024

•Third quarter 2024 GAAP diluted earnings per share (EPS) of $1.24, a decrease of (11)%, and adjusted EPS of $3.08, an increase of 12%
•Third quarter 2024 GAAP revenue of $2.60 billion, an increase of 5%, and adjusted net revenue of $2.36 billion, an increase of 6%
•Reaffirms outlook for 2024
•Reaches a definitive agreement to sell AdvancedMD
•Enters into $600 million accelerated share repurchase plan

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ended September 30, 2024.

"We are pleased with our solid financial performance in the third quarter, which reflects strong execution despite ongoing macroeconomic uncertainty,” said Cameron Bready, chief executive officer. "These results highlight the resiliency and durability of our business as we move aggressively to position Global Payments for the next phase of its growth journey as a leader in payments.”

Bready continued, “We are making substantial progress on the broad transformation agenda we detailed at our Investor Conference in September. We have refocused our strategy and are unifying our organization across assets and go-to-market activities, allowing us to unleash our full potential and play to our competitive strengths. I remain confident that our efforts to streamline and simplify our business will unlock substantial value and support sustainable growth well into the future, as we relentlessly pursue our ambition to be the worldwide partner of choice for commerce solutions.”

Bready concluded, “Consistent with these efforts, we have reached a definitive agreement to sell AdvancedMD to Francisco Partners. In connection with this sale, we also established a long-term commercial partnership with AdvancedMD, whereby we will continue to work together to deliver leading payments and commerce enablement solutions to its customers. This transaction further highlights the high quality assets in our portfolio and allows us to enhance value creation for shareholders. We expect this sale to close in the fourth quarter.”

Exhibit 99.1

Third Quarter 2024 Summary
•GAAP revenues were $2.60 billion, compared to $2.48 billion in 2023; diluted earnings per share were $1.24, compared to $1.39 in the prior year; and operating margin was 18.3%, compared to 22.5% in the prior year.
•Adjusted net revenues increased 6% to $2.36 billion, compared to $2.23 billion in the third quarter of 2023.
•Adjusted earnings per share increased 12% to $3.08, compared to $2.75 in the third quarter of 2023.
•Adjusted operating margin expanded 40 basis points to 46.1%.

2024 Outlook
“We are pleased with our financial and operational performance in the third quarter and year-to-date period,” said Josh Whipple, chief financial officer. “Notably, we produced strong adjusted free cash flow in the third quarter and also reduced our net leverage position by nearly a quarter-turn sequentially to 3.3 times, positioning us well to achieve our target by year end.”

Whipple continued, “The company continues to expect adjusted net revenue to be in a range of $9.17 billion to $9.30 billion, reflecting growth of 6% to 7%, and adjusted earnings per share to be in a range of $11.54 to $11.70, reflecting growth of 11% to 12% over 2023. Annual adjusted operating margin for 2024 is still expected to expand by up to 50 basis points.”

Whipple concluded, “Our outlook highlights the consistency of our model and the benefits of our sharpened focus as we execute on our strategic priorities.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on December 27, 2024 to shareholders of record as of December 13, 2024. The Board of Directors also approved an increase in the company's share repurchase authorization capacity to $2.5 billion.

Conference Call
Global Payments’ management will host a live audio webcast today, October 30, 2024, at 8:00 a.m. ET to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.global payments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Exhibit 99.1
Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Global Payments also has provided supplemental non-GAAP information to reflect the divestiture of the consumer portion of our Netspend business, which comprised our former Consumer Solutions segment, which closed in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 27,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning North America, Europe, Asia Pacific and Latin America. For more information, visit company.globalpayments.com and follow Global Payments on X, LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this release contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks and uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be

Exhibit 99.1
achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding future financial and operating results, including revenue, earnings estimates, liquidity, and deleveraging plans, management’s expectations regarding future plans, objectives and goals; market and growth opportunities; capital available for allocation; the effects of general economic conditions on our business; statements about the benefits of acquisitions or divestitures, such as the proposed sale of AdvancedMD, Inc., including future financial and operating results, and the successful integration of our acquisitions; statements about the completion of anticipated benefits and strategic or operational initiatives; statements regarding our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “could,” “should,” “will,” “would,” or words of similar meaning. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions; foreign currency exchange, inflation and rising interest rate risks; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; Global Payments’ ability to complete the proposed sale of AdvancedMD, Inc. on the proposed terms or on the anticipated timeline, or at all; the effect of a security breach or operational failure on our business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors”

Exhibit 99.1
section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	% Change	2024	2023	% Change

Revenues	$2,601,552	$2,475,691	5.1%	$7,590,508	$7,220,607	5.1%

Operating expenses:
Cost of service	946,945	915,531	3.4%	2,807,819	2,805,237	0.1%
Selling, general and administrative	1,179,026	1,001,964	17.7%	3,282,232	3,058,605	7.3%
Net loss on business dispositions	—	—	nm	—	139,095	nm
	2,125,971	1,917,495		6,090,051	6,002,937

Operating income	475,581	558,196	(14.8)%	1,500,457	1,217,670	23.2%

Interest and other income	55,338	35,732	54.9%	126,572	74,830	69.1%
Interest and other expense	(155,905)	(176,094)	(11.5)%	(477,210)	(490,463)	(2.7)%
	(100,567)	(140,362)		(350,638)	(415,633)

Income before income taxes and equity in income of equity method investments	375,014	417,834	(10.2)%	1,149,819	802,037	43.4%
Income tax expense	57,378	58,936	(2.6)%	154,593	199,748	(22.6)%
Income before equity in income of equity method investments	317,636	358,898	(11.5)%	995,226	602,289	65.2%
Equity in income of equity method investments, net of tax	15,897	17,707	(10.2)%	50,644	54,101	(6.4)%
Net income	333,533	376,605	(11.4)%	1,045,870	656,390	59.3%
Net income attributable to noncontrolling interests	(18,408)	(14,775)	24.6%	(42,678)	(31,454)	35.7%
Net income attributable to Global Payments	$315,125	$361,830	(12.9)%	$1,003,192	$624,936	60.5%

Earnings per share attributable to Global Payments:
Basic earnings per share	$1.24	$1.39	(10.8)%	$3.93	$2.40	63.8%
Diluted earnings per share	$1.24	$1.39	(10.8)%	$3.92	$2.39	64.0%

Weighted-average number of shares outstanding:
Basic	254,402	260,232		255,355	260,890
Diluted	254,897	260,935		255,880	261,410

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	% Change	2024	2023	% Change

Adjusted net revenue	$2,356,931	$2,232,442	5.6%	$6,864,992	$6,484,725	5.9%

Adjusted operating income	$1,086,567	$1,019,525	6.6%	$3,086,519	$2,889,017	6.8%

Adjusted net income attributable to Global Payments	$784,987	$718,632	9.2%	$2,200,270	$2,035,200	8.1%

Adjusted diluted earnings per share attributable to Global Payments	$3.08	$2.75	11.8%	$8.60	$7.79	10.4%

Supplemental Non-GAAP(1)

Adjusted net revenue(1)	$2,356,931	$2,232,442	5.6%	$6,864,992	$6,339,283	8.3%

Adjusted operating income(1)	$1,086,567	$1,019,525	6.6%	$3,086,519	$2,815,788	9.6%

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(1)The supplemental non-GAAP information reflects the divestiture of our consumer business which closed in April 2023.

See Schedule 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedule 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	September 30, 2024		September 30, 2023		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,997,660	$1,844,321	$1,884,006	$1,727,951	6.0%	6.7%
Issuer Solutions	621,130	529,041	607,848	519,736	2.2%	1.8%
Intersegment eliminations	(17,238)	(16,431)	(16,163)	(15,245)	(6.7)%	(7.8)%
	$2,601,552	$2,356,931	$2,475,691	$2,232,442	5.1%	5.6%

Operating income (loss):
Merchant Solutions	$707,546	$921,472	$637,864	$847,678	10.9%	8.7%
Issuer Solutions	106,045	240,385	113,877	246,643	(6.9)%	(2.5)%
Corporate	(338,010)	(75,289)	(193,545)	(74,797)	(74.6)%	(0.7)%
	$475,581	$1,086,567	$558,196	$1,019,525	(14.8)%	6.6%

	Nine Months Ended
	September 30, 2024		September 30, 2023		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$5,802,780	$5,340,324	$5,331,909	$4,866,484	8.8%	9.7%
Issuer Solutions	1,837,373	1,571,143	1,769,196	1,515,235	3.9%	3.7%
Consumer Solutions	—	—	182,740	163,027	nm	nm
Intersegment Elimination	(49,645)	(46,475)	(63,238)	(60,021)	21.5%	22.6%
	$7,590,508	$6,864,992	$7,220,607	$6,484,725	5.1%	5.9%

Operating income:
Merchant Solutions	$1,960,509	$2,596,658	$1,748,622	$2,351,195	12.1%	10.4%
Issuer Solutions	322,517	728,408	292,388	697,796	10.3%	4.4%
Consumer Solutions	—	—	(3,908)	73,230	nm	nm
Corporate	(782,569)	(238,548)	(680,337)	(233,203)	(15.0)%	(2.3)%
Net loss on business dispositions	—	—	(139,095)	—	nm	nm
	$1,500,457	$3,086,519	$1,217,670	$2,889,017	23.2%	6.8%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	September 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$2,941,940	$2,088,887
Accounts receivable, net	1,150,840	1,120,078
Settlement processing assets	3,020,936	4,097,417
Prepaid expenses and other current assets	787,366	767,377
Total current assets	7,901,082	8,073,759
Goodwill	26,959,567	26,743,523
Other intangible assets, net	9,318,535	10,168,046
Property and equipment, net	2,334,574	2,190,005
Deferred income taxes	80,714	111,712
Notes receivable	756,620	713,123
Other noncurrent assets	2,634,753	2,570,018
Total assets	$49,985,845	$50,570,186

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$788,052	$981,244
Current portion of long-term debt	1,552,863	620,585
Accounts payable and accrued liabilities	2,730,189	2,824,979
Settlement processing obligations	3,457,773	3,698,921
Total current liabilities	8,528,877	8,125,729
Long-term debt	15,215,847	15,692,297
Deferred income taxes	1,948,610	2,242,105
Other noncurrent liabilities	672,902	722,540
Total liabilities	26,366,236	26,782,671
Commitments and contingencies
Redeemable noncontrolling interests	156,630	507,965
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at September 30, 2024 and December 31, 2023; 254,401,583 issued and outstanding at September 30, 2024 and 260,382,746 issued and outstanding at December 31, 2023	—	—
Paid-in capital	18,810,835	19,800,953
Retained earnings	4,269,896	3,457,182
Accumulated other comprehensive loss	(269,338)	(258,925)
Total Global Payments shareholders’ equity	22,811,393	22,999,210
Nonredeemable noncontrolling interests	651,586	280,340
Total equity	23,462,979	23,279,550
Total liabilities, redeemable noncontrolling interests and equity	$49,985,845	$50,570,186

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended
	September 30, 2024	September 30, 2023

Cash flows from operating activities:
Net income	$1,045,870	$656,390
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	368,905	342,025
Amortization of acquired intangibles	1,036,768	986,026
Amortization of capitalized contract costs	102,926	90,463
Share-based compensation expense	134,361	173,325
Provision for operating losses and credit losses	60,677	84,154
Noncash lease expense	44,205	49,805
Deferred income taxes	(251,652)	(407,767)
Paid-in-kind interest capitalized to principal of notes receivable	(54,743)	(29,113)
Equity in income of equity method investments, net of tax	(50,644)	(54,101)
Technology asset charge	55,808	—
Net loss on business dispositions	—	139,095
Other, net	22,869	36,715
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(39,204)	(51,490)
Settlement processing assets and obligations, net	789,702	(29,857)
Prepaid expenses and other assets	(167,511)	(266,923)
Accounts payable and other liabilities	(219,081)	(127,456)
Net cash provided by operating activities	2,879,256	1,591,291
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(373,790)	(4,099,766)
Capital expenditures	(490,913)	(500,795)
Issuance of notes receivable	—	(50,000)
Repayment of notes receivable	—	50,000
Net cash from sales of businesses	—	478,695
Proceeds from sale of investments	18,076	—
Other, net	6	2,187
Net cash used in investing activities	(846,621)	(4,119,679)
Cash flows from financing activities:
Net repayments of settlement lines of credit	(184,454)	(33,328)
Net borrowings from (repayments of) commercial paper notes	(1,367,859)	1,896,513
Proceeds from long-term debt	7,637,904	8,861,129
Repayments of long-term debt	(5,802,954)	(7,628,854)
Payments of debt issuance costs	(33,056)	(12,735)
Repurchases of common stock	(900,047)	(418,271)
Proceeds from stock issued under share-based compensation plans	33,531	51,085
Common stock repurchased - share-based compensation plans	(53,780)	(37,236)
Distributions to noncontrolling interests	(29,356)	(24,315)
Contributions from noncontrolling interests	2,116	—
Payment of deferred consideration in business combination	(6,390)	—
Purchase of capped calls related to issuance of convertible notes	(256,250)	—
Dividends paid	(190,478)	(195,611)
Net cash provided by (used in) financing activities	(1,151,073)	2,458,377
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,078	(35,730)
Increase (decrease) in cash, cash equivalents and restricted cash	882,640	(105,741)
Cash, cash equivalents and restricted cash, beginning of the period	2,256,875	2,215,606
Cash, cash equivalents and restricted cash, end of the period	$3,139,515	$2,109,865

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended September 30, 2024
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,601,552	$(244,621)	$—	$—	$2,356,931

Operating income	$475,581	$986	$610,000	$—	$1,086,567

Net income attributable to Global Payments	$315,125	$986	$591,467	$(122,591)	$784,987

Diluted earnings per share attributable to Global Payments	$1.24				$3.08

Diluted weighted average shares outstanding	254,897				254,897

	Three Months Ended September 30, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,475,691	$(243,249)	$—	$—	$2,232,442

Operating income	$558,196	$541	$460,787	$—	$1,019,525

Net income attributable to Global Payments	$361,830	$541	$464,389	$(108,128)	$718,632

Diluted earnings per share attributable to Global Payments	$1.39				$2.75

Diluted weighted average shares outstanding	260,935				260,935

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2024 and 2023, net revenue adjustments also included $1.0 million and $0.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended September 30, 2024, earnings adjustments to operating income included $347.1 million in cost of services (COS) and $262.9 million in selling, general and administrative expenses (SG&A). Adjustments to COS included amortization of acquired intangibles of $347.6 million and other items of $(0.5) million. Adjustments to SG&A included share-based compensation expense of $51.0 million, acquisition, integration and separation expenses of $45.8 million, employee termination benefits of $40.9 million, charges for business transformation activities of $59.2 million, charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, and other items of $10.2 million.

For the three months ended September 30, 2023, earnings adjustments to operating income included $340.8 million in COS and $120.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $340.4 million and other items of $0.4 million. Adjustments to SG&A included share-based compensation expense of $36.6 million, acquisition, integration and separation expenses of $75.1 million, facilities exit charges of $3.7 million, and other items of $4.6 million.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the three months ended September 30, 2023, income taxes on adjustments include the removal of tax expense related to business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Nine Months Ended September 30, 2024
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$7,590,508	$(725,516)	$—	$—	$6,864,992

Operating income	$1,500,457	$1,878	$1,584,184	$—	$3,086,519

Net income attributable to Global Payments	$1,003,192	$1,878	$1,559,406	$(364,206)	$2,200,270

Diluted earnings per share attributable to Global Payments	$3.92				$8.60

Diluted weighted average shares outstanding	255,880				255,880

	Nine Months Ended September 30, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$7,220,607	$(735,882)	$—	$—	$6,484,725

Operating income	$1,217,670	$(18,100)	$1,689,447	$—	$2,889,017

Net income attributable to Global Payments	$624,936	$(18,100)	$1,707,746	$(279,382)	$2,035,200

Diluted earnings per share attributable to Global Payments	$2.39				$7.79

Diluted weighted average shares outstanding	261,410				261,410
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For nine months ended September 30, 2024 and 2023, net revenue adjustments also included $1.9 million and $1.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the nine months ended September 30, 2023 also included a $19.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the nine months ended September 30, 2024, earnings adjustments to operating income included $1,036.3 million in COS and $547.9 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,036.8 million and other items of $(0.5) million. Adjustments to SG&A included share-based compensation expense of $134.4 million, acquisition, integration and separation expenses of $180.4 million, employee termination benefits of $75.9 million, charges for business transformation activities of $59.2 million, charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, and other items of $42.2 million.

For the nine months ended September 30, 2023, earnings adjustments to operating income included $988.7 million in COS and $561.6 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $986.0 million and other items of $2.7 million. Adjustments to SG&A included share-based compensation expense of $173.3 million, acquisition, integration and separation expenses of $336.4 million, facilities exit charges of $15.0 million, employee termination benefits of $31.5 million, and other items of $5.4 million. Earnings adjustments to operating income also included the $139.1 million loss on business dispositions.

Acquisition, integration and separation expenses for the nine months ended September 30, 2023 included $93.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

For the nine months ended September 30, 2023, earnings adjustments to net income also included an allowance for current expected credit losses (CECL) of $18.2 million within interest and other expense related to the seller financing issued in connection with the business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the three months ended September 30, 2023, income taxes on adjustments include the removal of tax expense related to business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended September 30, 2024
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,997,660	$(153,339)	$—	$1,844,321
Issuer Solutions	621,130	(92,089)	—	529,041
Intersegment eliminations	(17,238)	807	—	(16,431)
	$2,601,552	$(244,621)	$—	$2,356,931

Operating income (loss):
Merchant Solutions	$707,546	$560	$213,365	$921,472
Issuer Solutions	106,045	426	133,914	240,385
Corporate	(338,010)	—	262,721	(75,289)
	$475,581	$986	$610,000	$1,086,567

	Three Months Ended September 30, 2023
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,884,006	$(156,055)	$—	$1,727,951
Issuer Solutions	607,848	(88,112)	—	519,736
Intersegment eliminations	(16,163)	918	—	(15,245)
	$2,475,691	$(243,249)	$—	$2,232,442

Operating income (loss):
Merchant Solutions	$637,864	$1	$209,813	$847,678
Issuer Solutions	113,877	540	132,226	246,643
Corporate	(193,545)	—	118,748	(74,797)
	$558,196	$541	$460,787	$1,019,525
------------------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2024 and 2023, net revenue adjustments also included $1.0 million and $0.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended September 30, 2024, earnings adjustments to operating income included $347.1 million in COS and $262.9 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $347.6 million and other items of $(0.5) million. Adjustments to SG&A included share-based compensation expense of $51.0 million, acquisition, integration and separation expenses of $45.8 million, employee termination benefits of $40.9 million, charges for business transformation activities of $59.2 million, charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, and other items of $10.2 million.

For the three months ended September 30, 2023, earnings adjustments to operating income included $340.8 million COS and $120.0 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $340.4 million and other items of $0.4 million. Adjustments to SG&A included share-based compensation expense of $36.6 million, acquisition, integration and separation expenses of $75.1 million, facilities exit charges of $3.7 million, and other items of $4.6 million.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended September 30, 2024
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$5,802,780	$(462,456)	$—	$5,340,324
Issuer Solutions	1,837,373	(266,230)	—	1,571,143
Intersegment eliminations	(49,645)	3,170	—	(46,475)
	$7,590,508	$(725,516)	$—	$6,864,992

Operating income (loss):
Merchant Solutions	$1,960,509	$560	$635,589	$2,596,658
Issuer Solutions	322,517	1,317	404,574	728,408
Corporate	(782,569)	—	544,021	(238,548)
	$1,500,457	$1,878	$1,584,184	$3,086,519

	Nine Months Ended September 30, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$5,331,909	$(465,425)	$—	$4,866,484	$—	$4,866,484
Issuer Solutions	1,769,196	(253,961)	—	1,515,235	—	1,515,235
Consumer Solutions	182,740	(19,713)	—	163,027	(163,027)	—
Intersegment eliminations	(63,238)	3,217	—	(60,021)	17,585	(42,436)
	$7,220,607	$(735,882)	$—	$6,484,725	$(145,442)	$6,339,283

Operating income (loss):
Merchant Solutions	$1,748,622	$23	$602,550	$2,351,195	$—	$2,351,195
Issuer Solutions	292,388	1,590	403,818	697,796	—	697,796
Consumer Solutions	(3,908)	(19,713)	96,851	73,230	(73,230)	—
Corporate	(680,337)	—	447,134	(233,203)	—	(233,203)
Net loss on business dispositions	(139,095)	—	139,095	—	—	—
	$1,217,670	$(18,100)	$1,689,447	$2,889,017	$(73,230)	$2,815,788
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For nine months ended September 30, 2024 and 2023, net revenue adjustments also included $1.9 million and $1.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the nine months ended September 30, 2023 also included a $19.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023.

(2)For the nine months ended September 30, 2024, earnings adjustments to operating income included $1,036.3 million in COS and $547.9 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,036.8 million and other items of $(0.5) million. Adjustments to SG&A included share-based compensation expense of $134.4 million, acquisition, integration and separation expenses of $180.4 million, employee termination benefits of $75.9 million, charges for business transformation activities of $59.2 million, charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, and other items of $42.2 million.

For the nine months ended September 30, 2023, earnings adjustments to operating income included $988.7 million in COS and $561.6 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $986.0 million and other items of $2.7 million. Adjustments to SG&A included share-based compensation expense of $173.3 million, acquisition, integration and separation expenses of $336.4 million, facilities exit charges of $15.0 million, employee termination benefits charges of $31.5 million, and other items of $5.4 million. Earnings adjustments to operating income also included the $139.1 million loss on business dispositions.

Acquisition, integration and separation expenses for the nine months ended September 30, 2023 included $93.6 million related to our divested consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2023	2024 Outlook	Growth
Revenues:
GAAP revenues	$9,654	$10,130 to $10,260	5% to 6%
Adjustments(1)	(983)	(960)
Adjusted net revenue	$8,671	$9,170 to $9,300	6% to 7%

Earnings Per Share:
GAAP diluted EPS	$3.77	$5.41 to $5.57	nm
Adjustments(2)	6.65	6.13
Adjusted EPS	$10.42	$11.54 to $11.70	11% to 12%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses, as well as adjustments to exclude revenues that were associated with certain excluded expenses of our consumer business which was classified as assets held for sale on our balance sheet.

(2)Adjustments to 2023 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.01, 2) acquisition related amortization expense of $3.88, 3) share-based compensation expense of $0.62, 4) acquisition, integration, and separation expense of $1.22, 5) facilities exit charges of $0.05, 6) equity method investment earnings from our interest in a private equity investment fund of $0.02, 7) discrete tax items of $0.28, 8) gain/loss on business dispositions of $0.40, 9) other income and expense of $0.06, 10) other items of $0.11, and 11) the effect of noncontrolling interests and income taxes, as applicable.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income, and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted EPS and adjusted free cash flow should be considered in addition to, and not as substitutes for, revenues, operating income, EPS and net operating cash flows determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition, integration and separation expense, gain or losses in business divestitures, business transformation activities, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue.

The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.